Exhibit 10.78

Aetna Health and Life Insurance Company Aetna Life Insurance Company Aetna Companies 800 Crescent Centre Drive, Suite 200 Franklin, TN 07067	Marketing General Agent Contract For Group Contracting Only

SECTION I - PARTIES

This Marketing General Agent Contract (referred to as “Contract”) is made by and between (select only those that apply)

☐ Aetna Health and Life Insurance Company, its successor and/or assign (referred to as “Company” singularly or collectively)

☐ Aetna Life Insurance Company, its successor and/or assign (referred to as “Company” singularly or collectively)

and you, Grandparents Insurance Solutions LLC, and shall take effect on the date stated below. This Contract supersedes any prior contract(s) that you may have had with Company, except for terms of prior contracts) that pertain to compensation, vesting, lien(s) and replacement of policies on business written prior to the effective date of this Contract, as well as to that certain Program Agreement dated as of October 9, 2013 entered into between Grandparents.com, Inc. and the Company which shall remain valid and in full force and effect in accordance with its terms.

SECTION II - APPOINTMENT, TERRITORY AND RELATIONSHIP

1.	The Company selected above appoints the person or entity named above as its Marketing General Agent (referred to as “MGA”) with the authority and obligations set forth in this Contract. MGA hereby accepts such appointment and agrees to the terms and conditions of this Contract.
2.	MGA shall solicit only in the territory where the Company officially appoints said MGA. MGA does not have the exclusive right to represent Company in any territory. Company reserves the right to appoint other marketing general agents, general agents and agents to represent Company in any territory.
3.	MGA understands and agrees that it is an independent contractor, not an employee of Company. MGA is free to use its independent judgment as to the persons from whom applications are solicited and the time, place and manner of solicitation. However, this does not excuse MGA from Its duty to comply with Company rules and with those governmental laws and regulations that apply to MGA or Company. If training courses, sales methods and materials, office facilities or similar aids and services are extended or made available to the MGA, it is agreed that the purpose and effect is not to give Company control of the MGA’s time or direction or control over the manner or means by which the MBA shall conduct business, but only to assist the MGA in such business and to comply with governmental laws and regulations.

SECTION III - AUTHORITY AND LIMITATIONS

4.	Provided MGA is properly licensed and appointed with Company, MGA is authorized to solicit applications for insurance policies on the lives and health of people satisfactory to Company and to collect initial premium payments, but only through checks, drafts or money orders made payable to the applicable underwriting Company. MGA agrees that all cash, checks or monies received by MGA for or on behalf of Company shall he held by MGA in trust for Company and shall be promptly submitted to Company in accordance with the Company’s rules and practices.
5.	MGA is authorized to: (a) recommend licensed Agents at General Agents for appointment and assignment to MGA. MGA acknowledges and agrees that Company reserves the right to reassign, terminate, refuse to appoint, and/or contract with any such Agents or General Agents in Company’s sole discretion;(b) recruit, train and supervise Agents anti General Agents appointed by Company and assigned to MGA (such Agents and General Agents are referred to as “Agency”) to solicit applications for insurance policies on the lives and health of people satisfactory to Company.
6.	MGA’s authority to represent Company is expressly limited to the terms of this Contract. By entering info this Contract and accepting Company’s authorizations, MGA agrees to the following:
(a)	To be knowledgeable of, and comply with, all applicable licensing requirements, laws and regulations of the jurisdiction(s) in which MGA operates; to ensure that Agency appointed under the terms of this contract comply with all applicable licensing requirements in the jurisdiction(s) in which they conduct business and to monitor their continued compliance of such laws by completing all required continuing education or other licensing requirements; and to notify Company immediately if any such license is terminated, suspended or revoked;
(b)	To be knowledgeable of and comply with the rules, policies and procedures of Company, including but not limited to: market conduct standards, ethical guidelines, underwriting practices, application procedures, policy delivery procedures, licensing and appointment practices, client services and support responsibilities, and all other areas of conduct of Company as contained in rate manuals, producer guides, authorized software, and other communications directed to MGA from time to time by Company;
(c)	To be competent and knowledgeable in the insurance products for which MGA is authorized to solicit applications and in the consumer needs they are designed to address; to explain to clients and potential clients the terms and benefits of such insurance products for which MGA solicits art application; and not to make untrue or misleading statements with respect to such insurance products;
(d)	To accept the responsibility to ensure that sates of insurance products comply with all applicable federal, state and local laws, rules and regulations;
(e)	To supervise and be responsible for its Agency, employees and others acting on MGA’s behalf and to indemnify Company for its losses resulting from the acts and omissions of its Agency, employees and others acting on the MGA’s behalf;
(f)	That all applications submitted for Company insurance products are subject to acceptance or rejection by Company in its sole discretion, except when an application is correctly completed and received for an applicable open enrollment period or guaranteed issue situation;
(g)	Not to: (i) extend the time for payment of any premium; (ii) quote premiums or rates other than specified or published by Company and; (iii) waive or modify any terms, conditions, or limitations of a policy issued by Company;
(h)	Not to adjust or settle any claim or commit Company with respect to any claim;
(i)	Not to offer, pay, or allow to be offered or paid, as an inducement to any proposed insured or applicant, a rebate of premiums, policy fees or any other inducement not specified in the insurance product, except as may be expressly allowed by taw and in compliance with state rules anti regulations;
(j)	Not to directly or indirectly induce or attempt through any means to induce any policyholder of Company to cancel, lapse, fail to renew, or replace any policy issued by Company for the purpose of purchasing a replacement policy from an entity other than Company;

(k)	Not to directly or indirectly induce or attempt to induce any agents or employees of Company to terminate their relationship with Company;
(l)	To notify Company immediately if MGA becomes aware of any consumer complaint, inquiry, investigation, litigation or other matter arising out of the sale of insurance products under this Contract, and to assist Company in responding to or resolving such matter;
(m)	Not to publish, use or distribute any advertising, marketing or sales materials of any type referencing Company’s or Aetna Inc.’s name, insurance products, logos or services or which are designed to solicit and/or sell Company’s or Aetna Inc.’s insurance products without first obtaining our prior written approval to do so. This includes, but is not limited to, websites, illustrations and materials used at the point of sale or to generate leads;
(n)	Not to cross-sell any lead provided by the Company. MGA agrees to solicit American Grandparents Association leads only for ALIC group Medicare Supplement products. If a lead to a AAA member is provided, MGA agrees only to solicit for AHLIC group Medicare Supplement products.

SECTION IV - LIEN AND SET-OFF

7.	MGA agrees to grant Company a valid first lien on all commissions, service fees and any other compensation payable under this or any prior contract with Company as security for the payment of any and all debts or claims due or to become due to Company from the MGA. Company may charge and set off any such amounts due from compensation payable. In addition, MGA agrees to pay interest on any such outstanding indebtedness at the maximum rate of interest permitted by law. In the event of default on any debt or claim due or to become due to Company from the MGA, the Company is authorized, without notice and without any judicial action, to foreclose its lien by crediting any or all of such commissions, service fees or other compensation, accrued or to accrue, toward the reduction of such debt or claim. The lien created hereby shall not be extinguished by termination of this Contract.

SECTION V - COMPENSATION

“Compensation” - means first year, renewal and override commissions and other forms of remuneration earned by MGA in connection with the sale of Company’s insurance products.

8.	Personal Production - Company will pay MGA first year commissions and renewal commissions at the rates and for the policy years set forth on the Schedule of Commissions herein, as amended from time to time, when the respective premiums on policies personally produced by MGA are actually due and paid to the Company. If a policy personally produced by MGA is lapsed for non-payment of premiums and is subsequently reinstated, except when through the direct efforts of the MGA, the payment of future Compensation shall be governed by the Company’s then current rules and practices.
9.	Agency Production - MGA shall receive first year override commissions and renewal override commissions on the business produced by Agency while this contract is in force. Such first year override and renewal override commissions shall be for MGA’s services in recruiting, training and supervising the members of Agency and shall be at the rates shown in the Schedule of Commissions herein, subject to the following provisions:
(a)	First year override commissions and renewal override commissions shall be equal to the difference (if any), at the time each policy is issued, between the commissions provided in the Schedule of Commissions herein and the total Compensation provided in the contracts of the members of Agency.
(b)	Upon termination of any contracts of members of Agency, any Compensation that is no longer payable pursuant to the members’ contracts shall not be used to increase the Compensation payable to MGA.
(c)	Where the Company pays all of the first year and renewal commissions directly to MGA on business produced by members of the Agency, MGA agrees to accept full responsibility and liability for prompt and full payment of all such commissions to MGA’s Agents pursuant to the terms of MGA’s separate agreement with such Agents. In addition, MGA agrees to keep appropriate commission accounting records and to send commission statements to such Agents. If a member of the Agency is terminated for cause, Company may terminate payment of future Compensation to MGA on business produced by said member.
10.	The Company shall mail to the last known address of MGA as reflected on Company records a statement showing Compensation and deductions made within the monthly accounting period or at such other accounting period as determined by Company. Each statement is deemed to be correct and accurate unless objection is made in writing within thirty (30) days of the date of the statement. If the net Compensation payable in any accounting period is less than twenty-five dollars ($25), then payment will be deferred until accrued Compensation exceeds twenty-five dollars ($25).
11.	Any rule or policy of Company regarding issues such as payment of Compensation, replacement of policies, conversions or underwriting requirements, in effect at the time the Compensation is earned, may affect the Compensation paid to MGA and may reduce the Compensation otherwise payable pursuant to the Commission Schedules. In addition, all Compensation payable is subject to adjustment due to limitations and/or restrictions imposed by any applicable laws or regulations.
12.	MGA agrees to repay Company, by charge back or direct payment, the amount of Compensation previously paid to MGA if, for any reason and at any time during or after the term of this Contract, Company refunds any premium or other monies paid on any sale made by MGA under this Contract. Examples of such circumstances may include but not be limited to: returns during free look or extended free look periods, waiver of premium, premature surrender or termination of a policy, Compensation is unearned, or Compensation was paid in error. Commissions will not be paid on interim term premiums, premiums waived, premiums increased, or premiums paid in advance (except as they are applied toward payment of the current premium).

SECTION VI - TERMINATION

13.	Except where a longer notice period is required by law, either party for any reason and without cause may terminate this Contract by giving the other party at least fifteen (15) days prior written notice, such notice to be delivered either personally, by first-class U.S. Mail or by a nationally recognized overnight courier to the party’s last known address.
14.	This Contract may be terminated immediately for cause without prior notice. For purposes of this Contract, “cause” shall include, but not be limited to, the following acts by MGA:
(a)	A violation of any of the material terms or provisions contained in this Contract including, but not limited to, Paragraph 6 hereof;
(b)	Fraudulent, dishonest or illegal act adversely affecting the Company;
(c)	Withholding or misappropriating funds belonging to the Company, its policyholders or applicants for any reason;
(d)	Voluntarily surrendering or agreeing to the temporary suspension of MGA’s license after being cited for misconduct by any governmental authority exercising jurisdiction over MGA;
(e)	Willful violation of the laws, rules or regulations of any jurisdiction or any governmental authority exercising jurisdiction over MGA; or
(f)	Willful violation of any provisions of the HIPAA Producer Conduct Rule.

15.	If Company believes it may have the right to terminate this Contract for cause, the Company can notify MGA that it is suspending this Contract while it investigates whether cause for termination exists. This suspension can be imposed in place of terminating the Contract in order to provide time for determining the facts. Until a suspension is withdrawn by Company, it has the same effect on MGA’s rights to compensation and authority to represent Company hereunder as does termination. Company will notify MGA whether the suspension is to be withdrawn or the Contract is to be terminated for cause. If the suspension is withdrawn, all accumulated compensation will be paid to the MGA. No interest shall be payable on any compensation withheld under this Paragraph and subsequently paid. If the Contract is terminated, the termination shall take effect as of the date MGA was sent the notice of suspension, and no further compensation shall be due or payable hereunder for any reason after the date of termination.
16.	This Contract terminates automatically in the event:
(a)	Of MGA’s death, if MGA is a natural person; or
(b)	Any license or registration MGA is required to maintain under the terms of this Contract is canceled, revoked or not renewed; or
(c)	If MGA is a corporation, limited liability company or partnership, MGA is dissolved, or ceases to exist.

SECTION VII - VESTED COMPENSATION

17.	Compensation due and payable to MGA will be fully vested and payable to MGA after termination of this Contract subject to the following provisions:
(a)	If such termination is for any cause other than MGA’s death or MGA’s violation of any of the terms or provisions of this contract, MGA will receive first year commission, first year override commission, renewal commission, and renewal override commission as provided in Paragraphs 8 and 9 hereof.
(b)	If such termination is due to the death of the MGA, the first year commission, first year override commission, renewal commission and renewal override commission as provided in Paragraphs 8 and 9 hereof, unless assigned, will be paid to the surviving spouse. Otherwise the commission will be paid to the executors, administrators or assigns of MGA.
(c)	If MGA is terminated for “cause”, in accordance with Paragraph 14, at, before or after such termination, all Compensation due or to accrue to the MGA under this Contract and Schedule of Commissions or any previous contract and Schedule of Commissions between MGA and Company shall be forfeited to Company. Forfeited Compensation will not be applied to offset any indebtedness owed by MGA to Company.
(d)	No Compensation shall be payable after such termination except as provided in this Paragraph 17, and all Compensation otherwise payable hereunder shall be subject to the lien established in Paragraph 7 and to any assignments by MGA.
(e)	If after termination of this contract the net Compensation paid to MGA in a calendar year is an amount less than Three Hundred Dollars ($300), then Company’s obligation to pay Compensation in all subsequent years will terminate.

SECTION VIII - RECORDS AND SUPPLIES

18.	MGA shall keep correct accounts and records of all business transacted and money collected for Company, which accounts and records shall be open at all times to inspection and examination by Company’s authorized representatives. All accounts, records, rate books, application forms, advertising materials. Company literature or any other supplies furnished MGA by Company are the property of Company and shall be returned to Company immediately upon termination of this Contract at MGA’s expense.

SECTION IX - RESERVED RIGHTS OF COMPANY

19.	Company may exercise at any time, in its sole discretion, the following rights:
(a)	To change, amend or adopt rules and practices from time to time establishing
[i]	First year commissions and renewal commissions for all policies, whether or not listed in the Schedule of Commissions, including but not limited to, changing, withdrawing, amending or altering such Schedule of Commissions;
[ii]	Commissions on any new policy, which in the judgment of Company is a changed policy, taking the place of a terminated policy issued by Company;
[iii]	Commissions on conversions;
[iv]	Commissions on reinstated policies.
(b)	To withdraw the future issuance of any policy;
(c)	To withdraw from any territory;
(d)	To modify or change its premium rates;
(e)	To adopt rules and practices from time to time relating to any matter not otherwise provided in this Contract.

SECTION X - WAIVER

20.	No act of forbearance on the part of the Company to enforce any of the provisions of this Contract shall be construed as a modification of this Contract, nor shall the failure of either party to exercise any right or privilege herein granted be considered as a waiver of such right or privilege.

SECTION XI - ASSIGNMENT

21.	The MGA shall not assign this Contract or any compensation payable hereunder without the prior written consent of the President of the Company.

SECTION XII - MODIFICATION OR AMENDMENT

22.	Any modification or amendment of this Contract must be in writing and properly executed by MGA and the President of Company.

SECTION XIII - LAW, JURISDICTION AND VENUE

23.	This Contract shall be governed and construed pursuant to the laws of the State of Tennessee. Any action, suit or proceeding between the parties to this Contract, whether or not such action arises from this Contract, shall be filed in the state courts or federal courts respectively located in Williamson County and Davidson County, Tennessee. The Tennessee courts (state and federal), only, will have jurisdiction over any controversies regarding this Contract, and the parties hereto consent to the jurisdiction of said courts and said courts shall be the proper forums, solely and exclusively, for adjudication of any matters regarding or relating to this Contract or any matter between the parties. The parties agree to waive their rights to a trial by jury in any action, suit or proceeding that may arise under this Contract or that may arise for any reason between the parties.

SECTION XIV - SOLE AGREEMENT

24.	This Contract, including all exhibits, Producer Conduct Rule and Schedule of Commissions as may be attached and incorporated herein by reference, constitute the entire agreement between the parties with respect to the subject matter hereof, both oral and written. This Contract may only be amended in writing signed by both parties, including the President of the Company, except as amended by the Company itself, pursuant to Paragraph 19 of this Contract; provided, however, the execution and delivery of this Agreement does not effect the validity of the Program Agreement entered into between Grandparents.com, Inc. and Aetna Life Insurance Company, dated as of October 09, 2013. There are no oral or written collateral representations, agreements or understandings between or by the parties except as provided in this Contract. The parties understand and agree that after the Contract has been executed, the Company shall destroy the original and the parties shall thereafter rely upon true and correct copies thereof which shall serve the same purposes as the original.

SECTION XV - SAVINGS CLAUSE

25.	If any provision of this Contract shall be contrary to the laws of the particular state, country or jurisdiction where used, such contrary provision shall not entirely invalidate this Contract ,and this Contract shall be construed at not containing the particular provision held to be invalid in such state, country or jurisdiction and the rights and obligations of the MGA and the Company shall be construed and enforced in such a manner as nearly as possible to effect the intent and purpose of the Contract.

SECTION XVI - SURVIVAL PROVISIONS

26.	All provisions of this Contract which show by their intent, or which may be reasonably implied by their context, to survive the termination of this Contract, shall be so construed, and the parties shall liberally construe the survival of all provisions contained within this Contract.

SECTION XVII - PRIVACY AND NONDISCLOSURE OF FINANCIAL AND HEALTH INFORMATION

27.	The parties hereby acknowledge that their relationship under this Contract way invoke some of the obligations and duties under the Health Insurance Portability and Accountability Act of 1998 (“HIPAA”). Therefore, the party receiving the Confidential Information shall be solely responsible for maintaining the security of such Confidential Information and for complying with that party’s respective obligations and duties under HIPAA. The “Producer Conduct Rule” establishes MGA’s obligations under HIPAA and MGA acknowledges receipt of the Producer Conduct Rule, which is fully incorporated herein by reference.

SECTION XVIII - ERRORS AND OMISSIONS COVERAGE

28.	MGA agrees to maintain liability insurance against claims for damages based on actual or alleged professional errors or omissions at all times during the term of this Contract, in an amount and with an insurer reasonably acceptable to Company. Proof of such insurance coverage shall be furnished to Company upon request and MGA shall notify Company immediately if for any reason such insurance coverage ceases to be in effect.

SECTION XIX - INDEMNIFICATION

29.	MGA agrees to indemnify and hold Company harmless from any and all expenses, reasonable attorney fees, costs, causes of action and damages resulting from and in consequence of the negligence, recklessness or intentional misconduct of MGA or others acting for or on behalf of MGA, including Agents and General Agents, including but not limited to, failure to comply with the provisions of this Contract. MGA shall defend any such claim, action, suit, or proceeding which may be brought against Company and all expenses, costs and attorney fees incurred in connection therewith shall be paid by MGA. Company agrees to indemnify and hold MGA harmless from any and all expenses, reasonable attorney fees, costs, causes of action and damages resulting from and in consequence of the negligence, recklessness or intentional misconduct of Company or its employees. The provisions of this action shall survive the termination of this Contract.

HOME OFFICE USE ONLY	EFFECTIVE DATE This Contract shall take effect as of __________________________________.

IN WITNESS WHEREOF, MGA and Company have entered into this agreement through their duly authorized representatives on the dates set forth below.

Aetna Health and Life Insurance Company		Agent

By:		By:

Title:	Chief Marketing Officer	Title:	CEO – GRANDPARENTS INSURANCE SOLUTIONS LLC

Date Signed:		Date Signed:	10/22/14

Aetna Life Insurance Company

By:

Title:	Chief Marketing Officer

Date Signed:	10/31/2014

COMPLETE IF MGA IS INCORPORATED OR LIMITED LIABILITY COMPANY

FOR AND IN CONSIDERATION OF Company’s execution of this Contract and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees to be personally bound by all of the terms and obligations of Contract and does hereby personally guarantee the performance of all provisions and obligations of the MGA in this Contract.

Date Signed	Personal Signature

Aetna Health and Life
Insurance Company

Aetna Life
Insurance Company

Aetna Companies

800 Crescent Centre Dr., Suite 200

Franklin, TN 37067

Tel: 855 663.2204 option 3, 5

Fax: 866 618.4993 AETSSIContracting@Aetna.com

Commission Advance Addendum
For Group Contracting Only

from Aetna Health and Life Insurance Company (AHLIC) and
Aetna Life Insurance Company (ALIC)

•  Please fill in all appropriate information and sign where necessary.

•  Please print clearly using blue or black ink.

•  If completing electronically, fill in all blue highlighted areas.
When complete, print form, sign, and return.

•  Keep a copy of this form for your records.

•  This is an addendum to the contract. A contract is required with each legal entity for which you wish to sell.

1. Financing Agreement

The Producer requests commission advancing.

If approved by the Company, advancing will apply to all policies issued under the applicable Company Contract; except that (a) policies issued on the agent and the agent’s immediate family members or (b) reissued policies do not qualify for advancing under this Addendum.

This Financing Agreement is not effective until it has been approved in writing by Company and Producer shall have executed a Note and Security Agreement and this Financing Agreement in a form satisfactory to Company. Moreover, Company shall have the right to discontinue advancing at any time without prior notice and for any reason, which shall include, without limitation, a Producer’s existing debit balance, low production, poor business persistency or bankruptcy filing.

Company and the undersigned Producer agree that loans hereunder shall be secured by a Note and Security Agreement executed by the undersigned Producer, to which reference is made.

It is expressly understood and agreed that all payments made to the Producer under this Financing Agreement shall at all times be considered as loans, fully secured under the terms of said Note and Security Agreement, and that such Note shall be repayable upon demand regardless of whether or not the undersigned has any commissions earned, payable or to be payable. The undersigned hereby agrees to pay and be responsible for any and all loans to; 1) the undersigned; 2) the undersigned’s Agency; and, 3) agents assigned to Producer (“Agency Members”) for which Producer is responsible under Producer’s contract with Company, or under Financing Agreements entered into by Company and such Agency Members.

Producer expressly acknowledges that Company makes no representation to Producer that it will lend, now or in the future, any money to Producer. Producer acknowledges that any expense Producer incurs in the development of any business will not be in reliance upon loans to be made by Company in the future and, to the extent that Producer develops business in expectation of future loans, such development will be at Producer’s sole risk. In order to avoid any misunderstanding in the future, the parties agree that they may not amend the foregoing provisions unless such modification is reduced to writing and signed by each of the parties.

2. Note and Security Agreement	For value received, the undersigned Producer and personal guarantor, if applicable, jointly and severally, promise to pay on demand by and to the order of Aetna Health and Life Insurance Company and/or Aetna Life Insurance Company (hereafter collectively called “Company”), the principal sum of all indebtedness resulting from loans to Producer in accordance with the Company Financing Agreement and any remuneration, special advances, fees, charge backs, dues, interest or any other charges to Producer’s accounts (herein collectively called “debit balance”) which Producer agrees may be used to establish the amount of indebtedness hereunder. Furthermore, Producer agrees to pay all indebtedness incurred by agents assigned to Producer (“Agency Members”) for which Producer is responsible under Producer’s contract with Company, or under Financing Agreements entered into by Company and such Agency Members, if such indebtedness is not satisfied within thirty days of such Agency Member’s termination or upon thirty days written notice by Company. Upon thirty days written notice or upon notice of termination of Producer’s contract for any reason, parties acknowledging below agree to immediately pay Producer’s debit balance, in full, in cash or by cashier’s check payable to Company.

Commission Advance Addendum

The Producer agrees that an account will be maintained in Producer’s name by Company, and that pursuant to Producer’s contract with Company, all amounts advanced or charged to Producer are indebtedness under this Note and bear interest as provided herein. Producer hereby agrees and consents to the assignment of this Note and Security Agreement to any bank and/or any third party assignee. Producer hereby authorizes Company to apply earned commissions under Producer’s contract with Company to this debit balance account until such time that actual earnings exceed the amounts loaned plus other amounts for which Producer may be responsible.

To assure that debit balances hereunder will be repaid, Producer hereby assigns, transfers and conveys to Company a first lien upon the following: any commissions, service fees, bonuses or other compensation payable to Producer by Company or by any Company affiliates: and all credits and value from property held in Producer’s name by Company or its affiliates. By execution hereof, Producer assigns to Company all of the above which will be security for indebtedness hereunder. Upon default the holder hereof shall have all rights and remedies of a secured party under applicable provisions of the Tennessee Uniform Commercial Code or other provisions of applicable law.

The current interest rate on this Note shall be 1% per month on unpaid balance of Producer’s account or the maximum legal rate under applicable law, whichever is less. Notwithstanding anything to the contrary, Producer shall not be required to pay more interest for any period than the maximum legal rate permissible under applicable law.

This Note and Security Agreement (“Agreement”) shall survive the termination of all contractual relationships between Producer and Company. Producer further agrees that in the event it becomes necessary to enforce payment of this Agreement through legal action. Producer will also pay the responsible attorneys’ fees and court costs incurred by Company or its affiliates in enforcing this Agreement. All amounts due hereunder shall be payable at the Company office, and since this Agreement is partly to be performed in Tennessee, suit may be brought hereunder in Williamson County, Tennessee.

All parties hereto severally waive presentment for payment, notice of dishonor, protest and notice of protest.

3. Disclosure of intent to obtain consumer reports

This is to advise you that the Company may obtain one or more consumer reports with respect to establishing your eligibility for commission advancing, employment, appointment, promotion, reassignment, and/or retention as an employee, agent, and/or representative of the Company, or one or more of its affiliates. If requested, the report will be obtained from the investigative consumer reporting agencies named below:

Business Information Group, Inc., P.O. Box 541, Southampton, PA 18966, phone 800 260.1680

Equifax Credit Information Services, Inc., P.O. Box 740241, Atlanta, GA 30374, phone 800 685.1111

If a consumer report is obtained and you reside in a state with a legal requirement to provide a free copy of the consumer report upon request, we will automatically instruct the consumer reporting agency to send you a copy of the report at no charge. The report may contain information regarding your character, general reputation, personal characteristics and mode of living. The nature and scope of the report is: financial and credit history, criminal records search, licensing and disciplinary action history, and employment history verification.

Commission Advance Addendum

4. Acknowledgement
Complete and return to: Fax 866 618.4993 Email AETSSIContracting@Aetna.com	Type of contract Select one ○ General Agent V Managing General Agent Producer Name of entity or individual Grandparents Insurance Solutions LLC
You will be charged interest for advances received at the rate of 1% per month or the maximum legal rate, whichever is less. Refer to Section 2 for details.	Entity Select one or more V Aetna Health and Life Insurance Company (AHLIC) • All policy premium modes and direct bill V Aetna Life Insurance Company (ALIC) • All policy premium modes and direct bill
Advance period
	6 months	9 months	12 months
	Issued policies: Medicate Supplement ○	○	○

The Producer named above:

•  Requests commission advancing as indicated above.

•  Agrees so the Terms of this Addendum.

•  Authorizes the Company to procure one or more consume’ reports and to share the information obtained therefrom with each other with respect to establishing my eligibility for commission advancing, employment, appointment, promotion, reassignment, and/or retention as an employee, agent, and/or representative of Aetna Inc., or one or more of its affiliates.

•  If Producer is incorporated or is a limited liability company: for and in consideration of Company’s advancing commissions and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees to be personally bound by all of the terms and obligations of this financing Agreement and Note and Security Agreement and does hereby personally guarantee the performance of all provisions and obligations of the Producer hereunder.

The parties accept full responsibility and are held liable for all debts incurred from this Commission Advance Addendum to the producer’s contract.	Corporation		Date
Grandparents Insurance Solutions LLC
	Producers signature		Title
	X MH		Assistant VP

Officer title is required if Producer is incorporated or is a limited liability company.	General Agents/Managing General Agent’s signature
	X		SL
Home office use only.
Company approval
	Signature of authorized official		Date 10/31/2014
X